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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements (Registration Nos. 33-11117, 33-32527, 33-41374, 33-50438, 33-51447,
33-52945, 33-61335, 33-62283, 333-008431, 333-01667, 333-02137, 333-24869,
333-47583, 333-62661, 333-75235, 333-85051 and 333-85133) of International Paper
Company of our report dated February 5, 1999 relating to the financial statements and financial statement schedule of Union Camp Corporation, which report appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
March 24, 2000